Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2016 RESULTS

-	Revenue of $1.085 billion, exceeding outlook
-	Reports 3.7% solid waste core price + volume growth
-	Net income attributable to Waste Connections of $88.6 million, or $0.50 per share
-	Adjusted net income* of $126.5 million, or $0.72 per share
-	Adjusted EBITDA* of $342.3 million, or 31.6% of revenue, exceeding outlook
-	Net cash provided by operating activities of $279.2 million
-	Adjusted free cash flow* of $205.8 million, or 19.0% of revenue
-	Increases regular quarterly cash dividend by 24.1%

TORONTO, ONTARIO, October 26, 2016 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the third quarter of 2016. Revenue in the third quarter, which included $513.1 million from the Progressive Waste acquisition completed on June 1, 2016, was $1.085 billion, as compared to revenue of $547.9 million in the year ago period. Operating income, which included $20.3 million of items primarily related to the Progressive Waste acquisition, was $158.7 million, as compared to a loss of $375.2 million in the third quarter of 2015, which included net impairment charges of approximately $493.4 million associated with the Company’s E&P segment.

Net income attributable to Waste Connections in the third quarter was $88.6 million, or $0.50 per share on a diluted basis of 175.8 million shares. In the year ago period, the Company reported net loss attributable to Waste Connections of $257.0 million, or $2.08 per share on a diluted basis of 123.3 million shares.

Adjusted net income attributable to Waste Connections* in the third quarter was $126.5 million, or $0.72 per share, versus $66.5 million, or $0.54 per share, in the prior year period. Adjusted EBITDA* in the quarter was $342.3 million, as compared to adjusted EBITDA* of $189.0 million in the prior year period. Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliation in the attached tables.

“Our results continue to track at or above the increased expectations we communicated in August, and we are extremely pleased that safety, pricing and operational improvements within recently acquired operations continue ahead of schedule,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman.  “Adjusted free cash flow remains notably strong at $205.8 million in the period, which reflects the first full quarter of combined operations since completing the Progressive Waste acquisition, and $440.3 million year-to-date, or 18.9% of revenue.”

Mr. Mittelstaedt added, “Our strong free cash flow profile following the Progressive Waste acquisition positioned us for an outsized double-digit percentage increase in our quarterly cash dividend, while maintaining a payout ratio at less than 20% of expected annual free cash flow.  This financial strength and flexibility, together with our expanded footprint following the acquisition, keep us well positioned to execute our growth strategy at a time when acquisition dialogue is near record high levels, while increasing our return of capital to shareholders.”

For the nine months ended September 30, 2016 revenue was $2.33 billion, as compared to revenue of $1.59 billion in the year ago period. Operating income, which included $102.0 million of items related to the Progressive Waste acquisition, was $313.1 million compared to a loss of $163.3 million for the same period in 2015.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Net income attributable to Waste Connections for the nine months ended September 30, 2016, was $160.9 million, or $1.10 per share on a diluted basis of 146.7 million shares. In the year ago period, the Company reported net loss attributable to Waste Connections of $147.8 million, or $1.19 per share on a diluted basis of 123.8 million shares.

Adjusted net income attributable to Waste Connections* for the nine months ended September 30, 2016, was $274.9 million, or $1.87 per share, compared to $185.1 million, or $1.49 per share, in the year ago period. Adjusted EBITDA* for the nine months ended September 30, 2016, was $745.6 million, as compared to $535.0 million in the prior year period.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states and the District of Columbia in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements (which include "forward-looking information" as that term is defined in applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about potential operating trends and acquisition activity, future financial performance and return of capital to shareholders of the Company. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the possibility that any of the anticipated benefits of the combination of the Company and Waste Connections US, Inc. (f/k/a Waste Connections, Inc.) will not be realized; the ability of the combined company to successfully achieve business objectives, including integrating the two companies or the effects of unexpected costs, liabilities or delays; the potential benefits and synergies of the transaction; and expectations for other economic, business and/or competitive factors. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company that are disclosed in filings that have been made by the Company (including, under its former name, Progressive Waste Solutions Ltd.) and by Waste Connections US, Inc. (including, under its former name, Waste Connections, Inc.) with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:
Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME (LOSS)

THRee AND NINE months ended SEPTEMBER 30, 2015 and 2016

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016

Revenues	$547,938	$1,084,922	$1,585,350	$2,327,241
Operating expenses:
Cost of operations	300,910	636,310	879,470	1,339,764
Selling, general and administrative	59,799	129,576	175,208	349,995
Depreciation	61,373	125,744	178,318	270,988
Amortization of intangibles	7,195	26,944	21,458	48,719
Impairments and other operating items	493,813	7,682	494,158	4,634
Operating income (loss)	(375,152)	158,666	(163,262)	313,141

Interest expense	(16,367)	(27,621)	(47,386)	(65,291)
Other income (expense), net 92 (714) (128) (492)	(1,303)	671	(1,430)	179
Foreign currency transaction gain (loss)	-	(350)	-	339
Income (loss) before income tax provision	(392,822)	131,366	(212,078)	248,368

Income tax (provision) benefit	136,017	(42,485)	64,996	(86,750)
Net income (loss)	(256,805)	88,881	(147,082)	161,618
Less: net income attributable to noncontrolling interests	(204)	(264)	(743)	(670)
Net income (loss) attributable to Waste Connections	$(257,009)	$88,617	$(147,825)	$160,948

Earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Basic	$(2.08)	$0.51	$(1.19)	$1.10

Diluted	$(2.08)	$0.50	$(1.19)	$1.10

Shares used in the per share calculations:
Basic	123,269,902	175,336,967	123,783,217	146,214,552
Diluted	123,269,902	175,766,759	123,783,217	146,709,780

Cash dividends per common share	$0.13	$0.145	$0.39	$0.435

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2015	September 30, 2016
ASSETS
Current assets:
Cash and equivalents	$10,974	$119,335
Accounts receivable, net of allowance for doubtful accounts of $7,738 and $14,033 at December 31, 2015 and September 30, 2016, respectively	255,192	498,291
Deferred income taxes	49,727	82,547
Prepaid expenses and other current assets	46,534	84,460
Total current assets	362,427	784,633

Property and equipment, net	2,738,288	4,773,096
Goodwill	1,422,825	4,351,170
Intangible assets, net	511,294	1,164,308
Restricted assets	46,232	63,314
Other assets, net	40,732	51,172
	$5,121,798	$11,187,693
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$115,206	$247,295
Book overdraft	12,357	18,363
Accrued liabilities	136,018	266,906
Deferred revenue	90,349	130,724
Current portion of contingent consideration	22,217	24,338
Current portion of long-term debt and notes payable	2,127	1,624
Total current liabilities	378,274	689,250

Long-term debt and notes payable	2,147,127	3,661,971
Long-term portion of contingent consideration	27,177	27,351
Other long-term liabilities	124,943	329,058
Deferred income taxes	452,493	858,697
Total liabilities	3,130,014	5,566,327

Commitments and contingencies

Equity:
Common shares: 122,375,955 and 175,140,948 shares issued and outstanding at December 31, 2015 and September 30, 2016, respectively	1,224	4,170,279
Additional paid-in capital	736,652	97,418
Accumulated other comprehensive loss	(12,171)	(13,024)
Treasury shares: 0 shares and 284,739 shares at December 31, 2015 and September 30, 2016, respectively	-	-
Retained earnings	1,259,495	1,359,442
Total Waste Connections’ equity	1,985,200	5,614,115
Noncontrolling interest in subsidiaries	6,584	7,251
Total equity	1,991,784	5,621,366
	$5,121,798	$11,187,693

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

NINE months ended SEPTEMBER 30, 2015 and 2016

(Unaudited)

(in thousands of U.S. dollars)

	Nine months ended
	September 30,
	2015	2016

Cash flows from operating activities:
Net income (loss)	$(147,082)	$161,618
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of assets and impairments	513,872	3,572
Depreciation	178,318	270,988
Amortization of intangibles	21,458	48,719
Foreign currency transaction gain	-	(339)
Deferred income taxes, net of acquisitions	(161,811)	35,968
Amortization of debt issuance costs	2,428	3,877
Share-based compensation	14,433	35,476
Interest income on restricted assets	(319)	(366)
Interest accretion	5,346	7,038
Excess tax benefit associated with equity-based compensation	(1,986)	(5,151)
Adjustments to contingent consideration	(19,809)	(2,563)
Payment of contingent consideration recorded in earnings	-	(413)
Net change in operating assets and liabilities, net of acquisitions	58,480	(19,593)
Net cash provided by operating activities	463,328	538,831

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(112,090)	(13,703)
Cash acquired in the Progressive Waste acquisition	-	65,739
Capital expenditures for property and equipment	(168,379)	(204,934)
Proceeds from disposal of assets	1,676	3,026
Change in restricted assets, net of interest income	(367)	(188)
Other	2,163	(2,987)
Net cash used in investing activities	(276,997)	(153,047)

Cash flows from financing activities:
Proceeds from long-term debt	914,500	3,407,359
Principal payments on notes payable and long-term debt	(941,440)	(3,612,763)
Payment of contingent consideration recorded at acquisition date	(190)	(12,105)
Change in book overdraft	65	6,050
Proceeds from option and warrant exercises	494	-
Excess tax benefit associated with equity-based compensation	1,986	5,151
Payments for repurchase of common shares	(91,165)	-
Payments for cash dividends	(48,246)	(61,001)
Tax withholdings related to net share settlements of restricted share units	(6,441)	(11,461)
Distributions to noncontrolling interests	(43)	(3)
Debt issuance costs	(6,651)	(13,508)
Proceeds from sale of common shares held in trust	-	15,341
Net cash used in financing activities	(177,131)	(276,940)

Effect of exchange rate changes on cash and equivalents	-	(483)

Net increase in cash and equivalents	9,200	108,361
Cash and equivalents at beginning of period	14,353	10,974
Cash and equivalents at end of period	$23,553	$119,335

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended September 30, 2016:

Three months ended September 30, 2016
Solid Waste Internal Growth:
Core Price	2.6%
Surcharges	(0.3%)
Volume	1.1%
Recycling	0.4%
Total Solid Waste Internal Growth	3.8%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ending September 30, 2015 and 2016:

	Three Months Ended September 30, 2015
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$354,490	$(1,250)	$353,240	64.5%
Solid Waste Disposal and Transfer	180,442	(66,322)	114,120	20.8%
Solid Waste Recycling	12,213	(155)	12,058	2.2%
E&P Waste Treatment, Recovery and Disposal	54,695	(3,519)	51,176	9.3%
Intermodal and Other	17,344	-	17,344	3.2%
Total	$619,184	$(71,246)	$547,938	100.0%

	Three Months Ended September 30, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$760,281	$(2,472)	$757,809	69.9%
Solid Waste Disposal and Transfer	377,998	(144,459)	233,539	21.5%
Solid Waste Recycling	32,138	(2,523)	29,615	2.7%
E&P Waste Treatment, Recovery and Disposal	33,673	(3,608)	30,065	2.8%
Intermodal and Other	34,155	(261)	33,894	3.1%
Total	$1,238,245	$(153,323)	$1,084,922	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending September 30, 2015 and 2016:

	Three months ended September 30,
	2015	2016
Solid waste, net	$6,035	$538,398
E&P waste	5,609	-
Acquisitions, net	$11,644	$538,398

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ending September 30, 2015 and 2016:

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Cash Interest Paid	$6,075	$20,246	$34,202	$56,238
Cash Taxes Paid	48,048	19,590	80,584	36,504

Debt to Book Capitalization as of September 30, 2016: 39%

Internalization for the three months ended September 30, 2016: 52%

Days Sales Outstanding for the three months ended September 30, 2016: 42 (31 net of deferred revenue)

Share Information for the three months ended September 30, 2016:

Basic shares outstanding	175,336,967
Dilutive effect of warrants	39,006
Dilutive effect of restricted share units	390,786
Diluted shares outstanding	175,766,759

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted EBITDA as net income (loss), plus or minus income tax provision (benefit), plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net Income (loss)	$(256,805)	$88,881	$(147,082)	$161,618
Plus: Income tax provision (benefit)	(136,017)	42,485	(64,996)	86,750
Plus: Interest expense	16,367	27,621	47,386	65,291
Plus: Depreciation and amortization	68,568	152,688	199,776	319,707
Plus: Closure and post-closure accretion	978	3,034	2,920	5,908
Plus/less: Impairments and other operating items	493,813	7,682	494,158	4,634
Plus/less: Other expense (income), net	1,303	(671)	1,430	(179)
Plus/less: Foreign currency transaction loss (gain)	-	350	-	(339)
Adjustments:
Plus: Transaction-related expenses (a)	777	310	1,372	46,827
Plus: Pre-existing Progressive Waste equity grants (b)	-	4,466	-	9,823
Plus: Severance-related and other expenses (c)	-	10,178	-	40,300
Plus: Synergy bonus (d)	-	5,300	-	5,300
Adjusted EBITDA	$188,984	$342,324	$534,964	$745,640

As % of revenues	34.5%	31.6%	33.7%	32.0%

____________________________________________

(a)	Reflects the addback of acquisition-related transaction costs, including excise tax payments related to the Progressive Waste acquisition.
(b)	Reflects equity compensation costs, including changes in fair value, associated with equity awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of severance-related expenses and other items, including certain professional fees, in connection with the Progressive Waste acquisition.
(d)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in connection with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as a principal measure to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net cash provided by operating activities	$144,110	$279,184	$463,328	$538,831
Plus/Less: Change in book overdraft	87	4,053	65	6,050
Plus: Proceeds from disposal of assets	386	1,466	1,676	3,026
Plus: Excess tax benefit associated with equity-based compensation	136	136	1,986	5,151
Less: Capital expenditures for property and equipment	(66,209)	(92,847)	(168,379)	(204,934)
Less: Distributions to noncontrolling interests	-	-	(43)	(3)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	281	-	413
Transaction-related expenses (b)	-	6,480	-	41,748
Severance-related and other expenses (c)	-	17,219	-	78,521
Tax effect (d)		(10,128)		(28,537)
Adjusted free cash flow	$78,510	$205,844	$298,633	$440,266

As % of revenues	14.3%	19.0%	18.8%	18.9%

____________________________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the addback of acquisition-related transaction costs, including excise tax payments related to the Progressive Waste acquisition.
(c)	Reflects the addback of severance-related expenses and other items, including certain professional fees, in connection with the Progressive Waste acquisition.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Reported net income (loss) attributable to Waste Connections	$(257,009)	$88,617	$(147,825)	$160,948
Adjustments:
Amortization of intangibles (a)	7,195	26,944	21,458	48,719
Impairments and other operating items (b)	493,813	7,682	494,158	4,634
Transaction-related expenses (c)	777	310	1,372	46,827
Pre-existing Progressive Waste equity grants (d)	-	4,466	-	9,823
Severance-related and other expenses (e)	-	10,178	-	40,300
Synergy bonus (f)	-	5,300	-	5,300
Tax effect (g)	(174,053)	(19,001)	(179,883)	(43,630)
Impact of deferred tax adjustment (h)	(4,198)	1,964	(4,198)	1,964
Adjusted net income attributable to Waste Connections	$66,525	$126,460	$185,082	$274,885

Diluted earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Reported net income (loss)	$(2.08)	$0.50	$(1.19)	$1.10
Adjusted net income	$0.54	$0.72	$1.49	$1.87

Shares used in the per share calculations:
Reported diluted shares	123,269,902	175,766,759	123,783,217	146,709,780
Adjusted diluted shares (i)	123,644,825	175,766,759	124,118,811	146,709,780

__________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs, including excise tax payments related to the Progressive Waste acquisition.
(d)	Reflects equity compensation costs, including changes in fair value, associated with equity awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of severance-related expenses and other items, including certain professional fees, in connection with the Progressive Waste acquisition.

(f)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in connection with the Progressive Waste acquisition.
(g)	The aggregate tax effect of the adjustments in footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.
(h)	Reflects the elimination in 2015 of the increase to the income tax benefit primarily associated with a decrease in our deferred tax liabilities resulting from the impairment of assets in our E&P segment that impacted the geographical apportionment of our state income taxes. In 2016, reflects a change in the geographical apportionment of our deferred tax liabilities resulting from the Progressive Waste acquisition.
(i)	Reflects reported diluted shares adjusted for shares that were excluded from the reported diluted shares calculation due to our reporting a net loss during the three and nine months ended September 30, 2015.

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